Exhibit 10.4
ATLASSIAN CORPORATION
AMENDED AND RESTATED 2015 SHARE INCENTIVE PLAN

(Effective as of December 2, 2025)

SECTION 1. GENERAL PURPOSE OF THE PLAN
The purpose of the Atlassian Corporation Amended and Restated 2015 Share Incentive Plan, as may be further amended from time to time (the “Plan”) is to encourage and enable the executive officers, Employees, Non-Employee Directors and Consultants of Atlassian Corporation, a Delaware corporation, (the “Company”) and its Subsidiaries upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its businesses to acquire a proprietary interest in the Company. It is anticipated that providing such persons with a direct stake in the Company’s welfare will assure a closer identification of their interests with those of the Company and its stockholders, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with the Company and its Subsidiaries.
SECTION 2. DEFINITIONS
The following terms shall be defined as set forth below:
“Administrator” means either the Board or the Compensation and Leadership Development Committee of the Board or a similar committee performing the functions of the Compensation and Leadership Development Committee and which is comprised of not less than two Non-Employee Directors who are independent.
“Applicable Law” means any applicable law, including, without limitation; (i) provisions of the Code, the Securities Act, the Exchange Act and any rules or regulations thereunder; (ii) corporate, securities, tax, or other laws, statutes, rules, requirements or regulations, whether U.S. or non-U.S., federal, state or local; and (iii) rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded.
“Award” or “Awards,” except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Units, Restricted Stock Awards, Unrestricted Stock Awards, Cash-Based Awards and Dividend Equivalent Rights.
“Award Agreement” means a written or electronic document setting forth the terms and provisions applicable to an Award granted under the Plan. Each Award Agreement is subject to the terms and conditions of the Plan.
“Board” means the Board of Directors of the Company.

“Cash-Based Award” means an Award entitling the recipient to receive a cash-denominated payment.
“Code” means the U.S. Internal Revenue Code of 1986, as amended, and any successor code, and related rules, regulations, guidance and interpretations.
“Consultant” means any natural person that provides bona fide services to the Company or a Subsidiary, provided that such services are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities.
“Dividend Equivalent Right” means an Award entitling the grantee to receive credits based on cash dividends that would have been paid on the Shares specified in the Dividend Equivalent Right (or other Award to which it relates) if such Shares had been issued to and held by the grantee.
“Effective Date” means the date on which the Plan becomes effective as set forth in Section 20.
“Employee” means any officer or other employee (as determined in accordance with Section 3401(c) of the Code) of the Company or of any Subsidiary.
“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.
“Fair Market Value” of a Share on any given date means the fair market value of the Share determined in good faith by the Administrator; provided, however, that if the Share is admitted to quotation on the Nasdaq Global Select Market or another national securities exchange, the determination shall be made by reference to the closing price on the given date. If there are no market quotations for such date, the determination shall be made by reference to the last date preceding such date for which there are market quotations. Notwithstanding the foregoing, for U.S. and non-U.S. federal, state and local tax reporting and withholding purposes, Fair Market Value may be determined by the Administrator in accordance with uniform and nondiscriminatory standards adopted by it from time to time consistent with Applicable Law.
“GAAP” means U.S. Generally Accepted Accounting Principles.
“Incentive Stock Option” means any Stock Option designated and qualified as an “incentive Stock Option” as defined in Section 422 of the Code.
“Non-Employee Director” means a member of the Board who is not also an Employee of the Company or any Subsidiary.
“Non-Qualified Stock Option” means any Stock Option that is not an Incentive Stock Option.

“Option” or “Stock Option” means any option to purchase Shares granted pursuant to Section 6.
“Performance Criteria” means the criteria that the Administrator selects for purposes of establishing the Performance Goal or Performance Goals applicable to an Award for a Performance Cycle. The Performance Criteria (which shall be applicable to the organizational level specified by the Administrator, including, but not limited to, the Company, Subsidiary or a unit, division or group of the Company) that will be used to establish Performance Goals may include any of the following or such other applicable criteria as selected by the Administrator, in its discretion (and in each case on a GAAP or non-GAAP basis, if applicable): total stockholder return, earnings before interest, taxes, depreciation and amortization, net income (loss) (either before or after interest, taxes, depreciation and/or amortization), changes in the market price of the Shares, economic value-added, funds from operations or similar measure, sales or revenue or bookings, Rule of 40 (based on the sum of the Company’s revenue growth rate and profit margin, or as otherwise determined by the Administrator), acquisitions or strategic transactions, operating income (loss), cash flow (including, but not limited to, operating cash flow and free cash flow), return on capital, assets, equity, or investment, return on sales, gross or net profit levels, productivity, expense, margins, operating efficiency, customer satisfaction, working capital, earnings (loss) per share, sales or market shares, number of customers and number of average users, or environmental, social and governance-related goals, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group or in such other manner as determined appropriate by the Administrator. The Administrator may appropriately adjust any evaluation of performance under a Performance Criterion to exclude any of the following events that occurs during a Performance Cycle or such other events as determined appropriate by the Administrator: (i) asset write-downs or impairments, (ii) litigation or claim judgments or settlements, (iii) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reporting results, (iv) accruals for reorganizations and restructuring programs, and (v) any item of an unusual nature or of a type that indicates infrequency of occurrence, or both, including those described in the Financial Accounting Standards Board’s authoritative guidance or similar guidance from any other accounting standards board relevant to the Company and/or in management’s discussion and analysis of financial condition of operations appearing the Company’s annual report to stockholders for the applicable year.
“Performance Cycle” means one or more periods of time, which may be of varying and overlapping durations, as the Administrator may select, over which the attainment of one or more Performance Criteria or other criteria will be measured for the purpose of determining a grantee’s right to and the payment of an Award that is subject to the attainment of Performance Goals or other performance goals and objectives. Unless otherwise determined by the Administrator, each such period shall not be less than 12 months.
“Performance Goals” means the specific goals established in writing by the Administrator for a Performance Cycle based upon the Performance Criteria.

“Plan” means this Amended and Restated 2015 Share Incentive Plan, as last amended as of the Effective Date, and as may be further amended from time to time.
“Restricted Shares” means the Shares underlying a Restricted Stock Award that remain subject to a risk of forfeiture or the Company’s right of repurchase.
“Restricted Stock Award” means an Award of Restricted Shares subject to such restrictions and conditions as the Administrator may determine at the time of grant.
“Restricted Stock Units” means an Award of stock units subject to such restrictions and conditions as the Administrator may determine at the time of grant.
“Sale Event” shall mean (i) the sale of all or substantially all of the assets of the Company on a consolidated basis to an unrelated person or entity (including in connection with a voluntary winding up of the Company), (ii) a merger, reorganization or consolidation pursuant to which the stockholders of the Company’s outstanding voting power and outstanding shares immediately prior to such transaction do not own a majority of the outstanding voting power and outstanding shares or other equity interests of the resulting or successor entity (or its ultimate parent, if applicable) immediately upon completion of such transaction, (iii) the sale of all of the shares of the Company to an unrelated person, entity or group thereof acting in concert, or (iv) any other transaction in which the owners of the Company’s outstanding voting power immediately prior to such transaction do not own at least a majority of the outstanding voting power of the Company or any successor entity immediately upon completion of the transaction other than as a result of the acquisition of securities directly from the Company. The Administrator shall have full and final authority, which shall be exercised in its sole discretion, to determine conclusively whether a Sale Event has occurred pursuant to the foregoing definition, the date of such Sale Event and any incidental matters relating thereto; provided that any exercise of authority in conjunction with a determination of whether a Sale Event is a “change in control event” as defined in Treasury Regulation Section 1.409A-3(i)(5) shall be consistent with such regulation.
“Sale Price” means the value as determined by the Administrator of the consideration payable, or otherwise to be received by stockholders, per Share pursuant to a Sale Event.
“Section 409A” means Section 409A of the Code.
“Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations thereunder.
“Share” means the Class A Common Stock, par value USD $0.00001 per share, of the Company, subject to adjustments pursuant to Section 4.
“Stock Appreciation Right” means an Award entitling the recipient to receive Shares or a cash payment having a value equal to the excess of the Fair Market Value of the Share on the date of exercise over the exercise price of the Stock Appreciation Right multiplied by the number of Shares with respect to which the Stock Appreciation Right shall have been exercised.

“Subsidiary” means any corporation or other entity (other than the Company) in which the Company has more than a 50 percent interest, either directly or indirectly.
“Substitute Award” means an Award granted upon the assumption of, or in substitution for, outstanding equity awards previously granted by a company acquired by the Company or with which the Company combines. Substitute Awards may be granted on such terms as the Administrator deems appropriate, notwithstanding limitations on Awards in the Plan.
“Tax Liability” means any amount of U.S. or non-U.S. federal, state or local income tax, employment tax, social security (or similar) contributions, payroll tax, fringe benefits tax, payment on account and/or other tax-related items related to any Award granted under the Plan and legally applicable to the grantee, which any member of the Company and/or a Subsidiary becomes liable to pay on the grantee’s behalf to the relevant authorities in any jurisdiction.
“Ten Percent Owner” means an Employee who owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10 percent of the combined voting power of all classes of shares of the Company or any parent or subsidiary corporation.
“Unrestricted Stock Award” means an Award of Shares free of any restrictions.
SECTION 3. ADMINISTRATION OF PLAN; ADMINISTRATOR AUTHORITY TO SELECT GRANTEES AND DETERMINE AWARDS
(a)Administration of Plan. The Plan shall be administered by the Administrator.
(b)Powers of Administrator. The Administrator shall have the power and authority to grant Awards consistent with the terms of the Plan, including the power and authority:
(i)to select the individuals to whom Awards may from time to time be granted;
(ii)to determine the time or times of grant, and the extent, if any, of Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Restricted Stock Units, Unrestricted Stock Awards, Cash-Based Awards and Dividend Equivalent Rights, or any combination of the foregoing, granted to any one or more grantees;
(iii)to determine the number of Shares to be covered by any Award;
(iv)to determine that any Award granted hereunder shall be subject to the attainment of Performance Goals or other performance goals and objectives, as well as the Performance Cycle during which performance is to be measured, and such other limitations and conditions as it shall determine for such Awards.
(v)to determine and modify from time to time the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and grantees, and to approve the forms of Award Agreements;
(vi)to accelerate at any time the exercisability or vesting of all or any portion of any Award;

(vii)to modify or otherwise adjust the vesting of Awards (including, but not limited to, extending on a proportionate basis the vesting period) or the number of Shares or cash amount subject to Awards in the event that a grantee changes between full-time and part-time status or takes a leave of absence;
(viii)subject to the provisions of Section 6(c), to extend at any time the period in which Stock Options and Stock Appreciation Rights may be exercised; and
(ix)at any time to adopt, alter and repeal such rules, subplans, guidelines and practices for operation and administration of the Plan, to ensure or facilitate compliance with local laws and regulations and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related written instruments); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.
All decisions and interpretations of the Administrator shall be binding on all persons, including the Company and Plan grantees.
(c)Delegation of Authority to Grant Awards. Subject to Applicable Law, the Administrator, in its discretion, may delegate to a Chief Executive Officer of the Company, the Chair of the Compensation and Leadership Development Committee of the Board or a committee including a Chief Executive Officer of the Company or the Chair of the Compensation and Leadership Development Committee of the Board, or any other body or person, all or part of the Administrator’s authority and duties with respect to the granting of Awards to individuals who are not subject to the reporting and other provisions of Section 16 of the Exchange Act. Any such delegation by the Administrator shall include a limitation as to the amount of Shares underlying Awards that may be granted during the period of the delegation and shall contain guidelines as to the determination of the exercise price and the vesting criteria, as well as such other terms and parameters required by Applicable Law. The Administrator may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Administrator’s delegate or delegates that were consistent with the terms of the Plan.
(d)Award Agreement. Awards under the Plan shall be evidenced by Award Agreements that set forth the terms, conditions and limitations for each Award which may include, without limitation, the term of an Award and the provisions applicable in the event employment or service terminates.
(e)Indemnification. Neither the Board nor the Administrator, nor any member of either or any delegate thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan, and the members of the Board and the Administrator (and any delegate thereof) shall be entitled in all cases to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, reasonable attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under the Company’s articles or bylaws or any directors’ and officers’ liability insurance coverage which may be in effect from time to time and/or any indemnification agreement between such individual and the Company.
(f)Non-U.S. Award Recipients. Notwithstanding any provision of the Plan to the contrary, in order to comply or facilitate compliance with the laws and regulations in other countries in which the Company and its Subsidiaries operate or have Employees or other individuals eligible for Awards, the Administrator, in its sole discretion, shall have the power and authority to: (i) determine which Subsidiaries shall be covered by the Plan; (ii) determine which individuals outside the United States are eligible to participate in the Plan; (iii) modify the terms and conditions of any Award granted to individuals outside the United States to comply or facilitate compliance with applicable non-U.S. laws and regulations; (iv) establish subplans and modify exercise procedures and other terms and procedures, to the extent the Administrator determines such actions to be necessary or advisable; provided, however, that no such subplans and/or modifications shall increase the share limitations contained in Section 4(a) hereof; and (v) take any action, before or after an Award is made, that the Administrator determines to be necessary or advisable to obtain approval or comply or facilitate compliance with any local governmental regulatory exemptions or approvals. Notwithstanding the foregoing, the Administrator may not take any actions hereunder, no Awards shall be granted and no Shares pursuant to Awards shall be issued that would violate any Applicable Law or any other governing statute, regulation or law which the Company or a Subsidiary is subject to.
SECTION 4. SHARES ISSUABLE UNDER THE PLAN; MERGERS; SUBSTITUTION
(a)Shares Issuable. Subject to adjustment as provided in Section 4(b), the maximum number of Shares reserved and authorized for issuance under the Plan shall be equal to the sum of (i) 85,890,333, the aggregate number of Shares reserved and authorized under the Plan as of July 1, 2025 (the “Initial Limit”), plus (ii) a cumulative annual increase on the first day of each fiscal year during the term of the Plan beginning with the fiscal year starting July 1, 2026 and continuing for ten fiscal years (ending with the fiscal year starting July 1, 2035), in each case in an amount equal to five percent of the total number of Shares issued and outstanding (on an as-converted basis) on the immediately preceding June 30 or such lesser number of Shares as determined by the Administrator in its sole discretion (the “Annual Increase”). Subject to such overall limitation, the maximum aggregate number of Shares that may be issued in the form of Incentive Stock Options shall not exceed the Initial Limit cumulatively increased on July 1, 2026 and on each July 1 thereafter during the term of the Plan by the lesser of the Annual Increase for such year or 8,350,000 Shares, subject in all cases to adjustment as provided in Section 4(b). For purposes of the share reserve, the Shares underlying any Awards (excluding Substitute Awards) under the Plan that are forfeited, canceled, held back upon exercise of an Option or settlement of an Award to cover the exercise price or tax withholding, reacquired by the Company prior to vesting, satisfied without the issuance of Shares or otherwise terminated (other than by exercise) shall be added back to the Shares available for issuance under the Plan. In the event the Company repurchases Shares on the open market, such Shares shall not be added to the Shares available for issuance under the Plan. Subject to such overall limitations, Shares may be issued up to such maximum number pursuant to any type or types of Award. The Shares available for issuance under the Plan may be authorized but unissued Shares or Shares reacquired by the Company.
(b)Changes in Shares. Subject to Section 4(d) hereof, if, as a result of any reorganization, recapitalization, reclassification, share dividend, share split, reverse share split or other similar change in the Company’s capital share, the outstanding Shares are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such Shares or other securities, or, if, as a result of any merger or consolidation, sale of all or substantially all of the assets of the Company, the outstanding Shares are converted into or exchanged for securities of the Company or any successor entity (or a parent or subsidiary thereof), the Administrator shall make an appropriate or proportionate adjustment in (i) the maximum number of shares reserved for issuance under the Plan, including the maximum number of shares that may be issued in the form of Incentive Stock Options, (ii) the number and kind of shares or other securities subject to any then outstanding Awards under the Plan, (iii) the repurchase price, if any, per share subject to each outstanding Restricted Stock Award, and (iv) the exercise price for each share subject to any then outstanding Stock Options and Stock Appreciation Rights under the Plan, without changing the aggregate exercise price (i.e., the exercise price multiplied by the number of Stock Options and Stock Appreciation Rights) as to which such Stock Options and Stock Appreciation Rights remain exercisable. The Administrator shall also make equitable or proportionate adjustments in the number of shares subject to outstanding Awards and the exercise price and the terms of outstanding Awards to take into consideration cash dividends paid other than in the ordinary course or any other extraordinary corporate event. The adjustment by the Administrator shall be final, binding and conclusive.
(c)Substitute Awards; Company Acquisitions.
(i)Any Shares underlying Substitute Awards shall not be counted against the Shares authorized for issuance under the Plan, except as may be required by reason of Section 422 of the Code, and shall, subject to Applicable Law, increase the number of Shares available for issuance hereunder, unless determined otherwise by the Administrator.
(ii)In the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by its stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not be counted against the Shares authorized for issuance under the Plan, except as may be required by reason of Section 422 of the Code, and shall, subject to Applicable Law, increase the number of Shares available for issuance hereunder, unless determined otherwise by the Administrator; provided, however, that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall be made only to individuals who were not employed by or providing services to the Company or its Subsidiaries immediately prior to such acquisition or combination, all in accordance with Applicable Law.
(d)Mergers and Other Transactions. In the case of and subject to the consummation of a Sale Event, the parties thereto may cause the assumption or continuation of Awards theretofore granted by the successor entity, or the substitution of such Awards with new Awards of the successor entity or parent thereof, with appropriate adjustment as to the number and kind of shares and, if appropriate, the per share exercise prices, as such parties shall agree. To the extent the parties to such Sale Event do not provide for the assumption, continuation or substitution of Awards, upon the effective time of the Sale Event, the Plan and all outstanding Awards granted hereunder shall terminate. In such case, except as may be otherwise provided in the relevant Award Agreement, all Options and Stock Appreciation Rights that are not exercisable immediately prior to the effective time of the Sale Event shall become fully exercisable as of the effective time of the Sale Event, all other Awards with time-based vesting, conditions or restrictions shall become fully vested and nonforfeitable as of the effective time of the Sale Event, and all Awards with conditions and restrictions relating to the attainment of Performance Goals or other performance goals and objectives may become vested and nonforfeitable in connection with a Sale Event in the Administrator’s discretion or to the extent specified in the relevant Award Agreement. In the event of such termination, (i) the Company shall have the option (in its sole discretion) to make or provide for a cash payment to the grantees holding Options and Stock Appreciation Rights, in exchange for the cancellation thereof, in an amount equal to the difference between (A) the Sale Price multiplied by the number of Shares subject to outstanding Options and Stock Appreciation Rights (to the extent then exercisable at prices not in excess of the Sale Price) and (B) the aggregate exercise price of all such outstanding Options and Stock Appreciation Rights; or (ii) each grantee shall be permitted, within a specified period of time prior to the consummation of the Sale Event as determined by the Administrator, to exercise all outstanding Options and Stock Appreciation Rights (to the extent then exercisable) held by such grantee.
(e)Non-Employee Director Limit. Notwithstanding anything to the contrary in this Plan, in any calendar year, the aggregate value of all Awards awarded under this Plan to a Non-Employee Director and all other cash compensation earned by such Non-Employee Director, in each case for services as a Non-Employee Director, shall not exceed USD $1,500,000. For the purpose of this limitation, the value of any Award shall be its grant date fair value, as determined in accordance with FASB ASC 718 but excluding the impact of estimated forfeitures related to service-based vesting provisions.
SECTION 5. ELIGIBILITY
Grantees under the Plan will be such full or part-time executive officers and other Employees, Consultants and Non-Employee Directors of the Company and its Subsidiaries, as are selected from time to time by the Administrator in its sole discretion.
SECTION 6. STOCK OPTIONS
(a)Award of Stock Options. The Administrator may grant Stock Options under the Plan. Any Stock Option granted under the Plan shall be in such form as the Administrator may from time to time approve.
Stock Options granted under the Plan may be either Incentive Stock Options or Non-Qualified Stock Options. Incentive Stock Options may be granted only to Employees of the Company or any Subsidiary that is a “subsidiary corporation” within the meaning of Section 424(f) of the Code. To the extent that any Option does not qualify as an Incentive Stock Option, it shall be deemed a Non-Qualified Stock Option.
Stock Options granted pursuant to this Section 6 shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable. If the Administrator so determines, Stock Options may be granted in lieu of cash compensation at the optionee’s election, subject to such terms and conditions as the Administrator may establish.
(b)Exercise Price. The exercise price per Share covered by a Stock Option granted pursuant to this Section 6 shall be determined by the Administrator at the time of grant but shall not be less than 100 percent of the Fair Market Value on the date of grant. In the case of an Incentive Stock Option that is granted to a Ten Percent Owner, the exercise price of such Incentive Stock Option shall be not less than 110 percent of the Fair Market Value on the grant date. Notwithstanding the foregoing, in the case of an Option that is a Substitute Award, the exercise price per share of the Shares subject to such Option may be less than the Fair Market Value per share on the grant date, provided that the exercise price of any Substitute Award must be determined in accordance with the applicable requirements of Section 424 and 409A of the Code.
(c)Option Term. The term of each Stock Option shall be fixed by the Administrator, but no Stock Option shall be exercisable more than ten years after the date the Stock Option is granted. In the case of an Incentive Stock Option that is granted to a Ten Percent Owner, the term of such Stock Option shall be no more than five years from the date of grant.

(d)Exercisability; Rights of a Stockholder. Stock Options shall become exercisable at such time or times, whether or not in installments, as shall be determined by the Administrator at or after the grant date. The Administrator may at any time accelerate the exercisability of all or any portion of any Stock Option. An optionee shall have the rights of a stockholder only as to Shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.
(e)Method of Exercise. Stock Options may be exercised in whole or in part, by giving written or electronic notice of exercise to the Company or an agent designated by the Company, specifying the number of Shares to be purchased. Payment of the exercise price may be made by one or more of the following methods except to the extent otherwise provided in the Option Award Agreement:
(i)In cash, by certified or bank check or other instrument acceptable to the Administrator;
(ii)Through the delivery (or attestation to the ownership following such procedures as the Company may prescribe) of Shares that are not then subject to restrictions under any Company plan. Such surrendered Shares shall be valued at Fair Market Value on the exercise date;
(iii)By the optionee delivering to the Company or an agent designated by the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company for the exercise price; provided that in the event the optionee chooses to pay the exercise price as so provided, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Company shall prescribe as a condition of such payment procedure; or
(iv)With respect to Stock Options that are not Incentive Stock Options, by a “net exercise” arrangement pursuant to which the Company will reduce the number of Shares issuable upon exercise by the largest whole number of Shares with a Fair Market Value that does not exceed the aggregate exercise price.
Payment instruments will be received subject to collection. The transfer to the optionee on the records of the Company or of the transfer agent of the Shares to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the optionee (or a purchaser acting in his stead in accordance with the provisions of the Stock Option) by the Company of the full exercise price for such Shares and the fulfillment of any other requirements contained in the Option Award Agreement or applicable provisions of laws and regulations (including the satisfaction of any Tax Liability). In the event an optionee chooses to pay the exercise price by previously-owned Shares through the attestation method, the number of Shares transferred to the optionee upon the exercise of the Stock Option shall be net of the number of attested Shares. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the exercise of Stock Options, such as a system using an internet website or interactive voice response, then the paperless exercise of Stock Options may be permitted through the use of such an automated system.
(f)Annual Limit on Incentive Stock Options. To the extent required for “incentive stock option” treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the Shares with respect to which Incentive Stock Options granted under this Plan and any other plan of the Company or a Subsidiary become exercisable for the first time by an optionee during any calendar year shall not exceed USD $100,000. To the extent that any Stock Option exceeds this limit, it shall constitute a Non-Qualified Stock Option.
SECTION 7. STOCK APPRECIATION RIGHTS
(a)Award of Stock Appreciation Rights. The Administrator may grant Stock Appreciation Rights under the Plan. A Stock Appreciation Right is an Award entitling the recipient to receive Shares or a cash payment having a value equal to the excess of the Fair Market Value of a Share on the date of exercise over the exercise price of the Stock Appreciation Right multiplied by the number of Shares with respect to which the Stock Appreciation Right shall have been exercised.
(b)Exercise Price of Stock Appreciation Rights. The exercise price of a Stock Appreciation Right shall not be less than 100 percent of the Fair Market Value of the Share on the date of grant. Notwithstanding the foregoing, in the case of a Stock Appreciation Right that is a Substitute Award, the exercise price per share of the Shares subject to such Stock Appreciation Right may be less than the Fair Market Value per share on the date of grant, provided that the exercise price of any Substitute Award must be determined in accordance with the applicable requirements of Section 424 and 409A of the Code.
(c)Grant and Exercise of Stock Appreciation Rights. Stock Appreciation Rights may be granted by the Administrator independently of any Stock Option granted pursuant to Section 6 of the Plan.
(d)Terms and Conditions of Stock Appreciation Rights. Stock Appreciation Rights shall be subject to such terms and conditions as shall be determined from time to time by the Administrator. The term of a Stock Appreciation Right may not exceed ten years.
SECTION 8. RESTRICTED STOCK AWARDS
(a)Nature of Restricted Stock Awards. The Administrator may grant Restricted Stock Awards under the Plan. A Restricted Stock Award is any Award of Restricted Shares subject to such restrictions and conditions as the Administrator may determine at the time of grant. Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established Performance Goals or such other performance goals and objectives. The terms and conditions of each such Award shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees.
(b)Rights as a Stockholder. Upon the grant of the Restricted Stock Award and payment of any applicable purchase price, a grantee shall have the rights of a stockholder with respect to the voting of the Restricted Shares and receipt of dividends; provided that any dividends paid by the Company during the period in which the Restricted Stock Award is unvested shall accrue and shall not be paid to the grantee until and to the extent the Restricted Stock Award vests. Unless the Board shall otherwise determine, Restricted Shares shall be uncertificated in accordance with Section 19(b) and such uncertificated Restricted Shares shall be accompanied by a notation on the records of the Company or its transfer agent to the effect that they are subject to forfeiture until such Restricted Shares are vested as provided in Section 8(d) below.
(c)Restrictions. Restricted Shares may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein or in the Restricted Stock Award Agreement. Except as may otherwise be provided by the Administrator either in the Award Agreement or, subject to Section 17 below, in writing after the Award is issued, if a grantee’s employment (or other service relationship) with the Company and its Subsidiaries terminates for any reason, any Restricted Shares that have not vested at the time of termination shall automatically and without any requirement of notice to such grantee from, or other action by or on behalf of, the Company be deemed to have been reacquired by the Company at its original purchase price (if any) from such grantee or such grantee’s legal representative simultaneously with such termination of employment (or other service relationship), and thereafter shall cease to represent any ownership of the Company by the grantee or rights of the grantee as a stockholder.
(d)Vesting of Restricted Shares. The Administrator at the time of grant shall specify the date or dates and/or the attainment of pre-established Performance Goals or such other performance goals, objectives and other conditions on which the non-transferability of the Restricted Shares and the Company’s right of repurchase or forfeiture shall lapse. Subsequent to such date or dates and/or the attainment of such pre-established Performance Goals or such other performance goals, objectives and other conditions, the Shares on which all restrictions have lapsed shall no longer be Restricted Shares and shall be deemed “vested.”
SECTION 9. RESTRICTED STOCK UNITS
(a)Nature of Restricted Stock Units. The Administrator may grant Restricted Stock Units under the Plan. A Restricted Stock Unit is an Award of stock units that may be settled in Shares upon the satisfaction of such restrictions and conditions at the time of grant. Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established Performance Goals or such other performance goals and objectives. The terms and conditions of each such Award shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees. Except in the case of Restricted Stock Units with a deferred settlement date that complies with Section 409A, at the end of the vesting period, the Restricted Stock Units, to the extent vested, shall be settled in the form of Shares or in the form of a cash payment. Restricted Stock Units with deferred settlement dates held by U.S. federal taxpayers are subject to Section 409A and shall contain such additional terms and conditions as the Administrator shall determine in its sole discretion in order to comply with the requirements of Section 409A.
(b)Election to Receive Restricted Stock Units in Lieu of Compensation. The Administrator may, in its sole discretion, permit a grantee to elect to receive a portion of future cash compensation otherwise due to such grantee in the form of an award of Restricted Stock Units. Any such election shall be made in writing and shall be delivered to the Company no later than the date specified by the Administrator and in accordance with Section 409A, if applicable, and such other rules and procedures established by the Administrator. Any such future cash compensation that the grantee elects to defer shall be converted to a fixed number of Restricted Stock Units based on the Fair Market Value of Share on the date the compensation would otherwise have been paid to the grantee if such payment had not been deferred as provided herein. The Administrator shall have the sole right to determine whether and under what circumstances to permit such elections and to impose such limitations and other terms and conditions thereon as the Administrator deems appropriate. Any Restricted Stock Units that are elected to be received in lieu of cash compensation shall be fully vested, unless otherwise provided in the Award Agreement.
(c)Rights as a Stockholder. A grantee shall have the rights as a stockholder only as to Shares acquired by the grantee upon settlement of Restricted Stock Units; provided, however, that the grantee may be credited with Dividend Equivalent Rights with respect to the stock units underlying his Restricted Stock Units, subject to the provisions of Section 12 and such terms and conditions as the Administrator may determine.

(d)Termination. Except as may otherwise be provided by the Administrator either in the Award Agreement or, subject to Section 17 below, in writing after the Award is issued, a grantee’s right in all Restricted Stock Units that have not vested shall automatically terminate upon the grantee’s termination of employment (or cessation of service relationship) with the Company and its Subsidiaries for any reason.
SECTION 10. UNRESTRICTED STOCK AWARDS
Grant or Sale of Unrestricted Stock. The Administrator may grant (or sell at par value or such higher purchase price determined by the Administrator) an Unrestricted Stock Award under the Plan. An Unrestricted Stock Award is an Award pursuant to which the grantee may receive Shares free of any restrictions under the Plan. Unrestricted Stock Awards may be granted in respect of past services or other valid consideration, or in lieu of cash compensation due to such grantee.
SECTION 11. CASH-BASED AWARDS
Grant of Cash-Based Awards. The Administrator may grant Cash-Based Awards under the Plan. A Cash-Based Award is an Award that entitles the grantee to a payment in cash upon the attainment of specified Performance Goals or other performance goals and objectives. The Administrator shall determine the maximum duration of the Cash-Based Award, the amount of cash to which the Cash-Based Award pertains, the conditions upon which the Cash-Based Award shall become vested or payable, and such other provisions as the Administrator shall determine. Each Cash-Based Award shall specify a cash-denominated payment amount, formula or payment ranges as determined by the Administrator. Payment, if any, with respect to a Cash-Based Award shall be made in accordance with the terms of the Award and may be made in cash.
SECTION 12. DIVIDEND EQUIVALENT RIGHTS
(a)Dividend Equivalent Rights. The Administrator may grant Dividend Equivalent Rights under the Plan. A Dividend Equivalent Right is an Award entitling the grantee to receive credits based on cash dividends that would have been paid on the Shares specified in the Dividend Equivalent Right (or other Award to which it relates) if such Shares had been issued to the grantee. A Dividend Equivalent Right may be granted hereunder to any grantee as a component of an award of Restricted Stock Units or as a freestanding Award. The terms and conditions of Dividend Equivalent Rights shall be specified in the Award Agreement. Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional Shares, which may thereafter accrue additional dividend equivalents. Any such reinvestment shall be at Fair Market Value on the date of reinvestment or such other price as may then apply under a dividend reinvestment plan sponsored by the Company, if any. Dividend Equivalent Rights may be settled in cash or Shares or a combination thereof, in a single installment or installments. However, notwithstanding anything to the contrary herein, to the extent that a Dividend Equivalent Right is subject to vesting or is granted as a component of an award of Restricted Stock Units, such Dividend Equivalent Right shall be settled only upon vesting, settlement or payment of, or lapse of restrictions on the Dividend Equivalent Right or such award of Restricted Stock Units, and such Dividend Equivalent Right shall expire or be forfeited or annulled if the applicable vesting conditions are not met.
(b)Termination. Except as may otherwise be provided by the Administrator either in the Award Agreement or, subject to Section 17 below, in writing after the Award is issued, a grantee’s rights in all Dividend Equivalent Rights shall automatically terminate upon the grantee’s termination of employment (or cessation of service relationship) with the Company and its Subsidiaries for any reason.
SECTION 13. TRANSFERABILITY OF AWARDS
(a)Transferability. Except as provided in Section 13(b) below, during a grantee’s lifetime, his or her Awards shall be exercisable only by the grantee, or by the grantee’s legal representative, legatee or guardian in the event of the grantee’s incapacity. No Awards shall be sold, assigned, transferred or otherwise encumbered or disposed of by a grantee other than by will or by the laws of descent and distribution or, if permitted by the Administrator, pursuant to a domestic relations order. No Awards shall be subject, in whole or in part, to attachment, execution, or levy of any kind, and any purported transfer in violation hereof shall be null and void.
(b)Administrator Action. Notwithstanding Section 13(a), the Administrator, in its discretion, may provide either in the Award Agreement regarding a given Award or by subsequent written approval that the grantee (who is an Employee, Consultant or Non-Employee Director) may transfer his or her Non-Qualified Stock Options to his or her immediate family members, to trusts for the benefit of such family members, or to partnerships in which such family members are the only partners, provided that the transferee agrees in writing with the Company to be bound by all of the terms and conditions of this Plan and the applicable Award Agreement. In no event may an Award be transferred by a grantee for value.
(c)Family Member. For purposes of Section 13(b), “family member” shall mean a spouse, civil partner, surviving spouse, surviving civil partner or minor children or step-children of such grantee or a trust in which these persons (or the grantee) have more than 50 percent of the beneficial interest, a foundation in which these persons (or the grantee) control the management of assets, and any other entity in which these persons (or the grantee) own more than 50 percent of the voting interests.
(d)Death of Grantee. In the event of the grantee’s death, the grantee’s legal representative or legatee shall have the right to exercise an Award and/or receive Shares or payment under an Award payable on or after the grantee’s death.
SECTION 14. TAX WITHHOLDING
Each grantee agrees, by participating the Plan, that the Company and its Subsidiaries shall, to the extent permitted by law, have the rights to deduct any Tax Liability from any payment of any kind otherwise due to the grantee and/or to direct that the proceeds from a sale of Shares on behalf of a grantee be paid over to the Company or its Subsidiaries to satisfy any Tax Liability.
Where a Tax Liability arises in connection with the Plan, the Company may require that as a condition of the exercise of an Award and/or receiving payment under an Award and/or as a condition to the Company’s obligation to deliver evidence of book entry (or share certificates) to any grantee, the grantee must either: (i) make a payment to the Company, or as the Company directs, of an amount equal to the Company’s estimate of the amount of the Tax Liability; or (ii) enter into agreements which are acceptable to the Company, and which are subject to approval by the Administrator, to secure that such payment is made, whether by surrender of Shares, cancellation of part of an Award, the Company’s withholding Shares otherwise issuable under an Award in an amount up to the maximum statutory amount, the sale of Shares or otherwise.

SECTION 15. SECTION 409A AWARDS
To the extent that any Award is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A (a “409A Award”), the Award shall be subject to such additional rules and requirements as specified by the Administrator from time to time in order to comply with Section 409A. In this regard, if any amount under a 409A Award is payable on account of a grantee’s termination of employment, then such amount shall only be paid to the extent such termination of employment qualifies as a “separation from service” (within the meaning of Section 409A), and if the grantee is then considered a “specified employee” (within the meaning of Section 409A), then no such payment shall be made prior to the date that is the earlier of (i) six months and one day after the grantee’s separation from service, or (ii) the grantee’s death, but only to the extent such delay is necessary to prevent such payment from being subject to interest, penalties and/or additional tax imposed pursuant to Section 409A. Notwithstanding anything to the contrary in the Plan, in order to make payment of a 409A Award upon a Sale Event, the applicable transaction or event described in the “Sale Event” provisions of Section 2 must qualify as a change in control within the meaning of Section 409A(a)(2)(A)(v) of the Code, and if it does not, then unless otherwise specified in the applicable Award Agreement, payment of such 409A Award will be made on the Award’s original payment schedule or, if earlier, upon the death of the grantee. Additionally, the settlement of any such 409A Award may not be accelerated except to the extent permitted by Section 409A.
To the extent applicable, the Plan and any Award Agreements shall be interpreted in accordance with Section 409A. Notwithstanding any provision of the Plan to the contrary, in the event that the Administrator determines that any Award may be subject to Section 409A, the Administrator may (but is not obligated to), without a grantee’s consent, adopt such amendments to the Plan and the applicable Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Administrator determines are necessary or appropriate to (i) exempt the Award from Section 409A and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (ii) comply with the requirements of Section 409A and thereby avoid the application of any penalty taxes under Section 409A. The Company makes no representations or warranties as to the tax treatment of any Award under Section 409A or otherwise. The Company shall have no obligation under this Section 15 or otherwise to take any action (whether or not described herein) to avoid the imposition of taxes, penalties or interest under Section 409A with respect to any Award and shall have no liability to any grantee or any other person if any Award, compensation or other benefits under the Plan are determined to constitute non-compliant, “nonqualified deferred compensation” subject to the imposition of taxes, penalties and/or interest under Section 409A.
SECTION 16. TERMINATION OF EMPLOYMENT, TRANSFER, LEAVE OF ABSENCE, ETC.
(a)Termination of Employment. If the grantee’s employer ceases to be a Subsidiary, the grantee shall be deemed to have terminated employment for purposes of the Plan.
(b)For purposes of the Plan, the following events shall not be deemed a termination of employment:

(i)a transfer to the employment of the Company from a Subsidiary or from the Company to a Subsidiary, or from one Subsidiary to another; or
(ii)an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the Employee’s right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Company otherwise so provides in writing.
SECTION 17. AMENDMENTS AND TERMINATION; NO REPRICING
The Board may, at any time, amend or discontinue the Plan and the Administrator may, at any time, amend or cancel any outstanding Award for the purpose of satisfying changes in law or regulations, or for any other lawful purpose; provided that no such action shall materially and adversely affect rights under any outstanding Award without the grantee’s consent, unless such action is to comply with Applicable Law or regulations. Except as provided in Section 4(b) or 4(d), without prior stockholder approval, in no event may the Administrator exercise its discretion to (i) authorize the amendment of any outstanding Option or Stock Appreciation Right to reduce its price per Share, (ii) cancel any Option or Stock Appreciation Right in exchange for cash or another Award when the Option or Stock Appreciation Right exercise price per Share exceeds the Fair Market Value of the underlying Shares, or (iii) cancel an Option or Stock Appreciation Right in exchange for an Option or Stock Appreciation Right with a lower exercise price than such original Option or Stock Appreciation Right. To the extent required under the rules of any securities exchange or market system on which the Share is listed, or to the extent determined by the Administrator to be required by the Code to ensure that Incentive Stock Options granted under the Plan are qualified under Section 422 of the Code, Plan amendments shall be subject to approval by the Company’s stockholders entitled to vote at a meeting of the stockholders. Nothing in this Section 17 shall limit the Administrator’s authority to take any action permitted pursuant to Section 4(b) or 4(d).

SECTION 18. STATUS OF PLAN
With respect to the portion of any Award that has not been exercised and any payments in cash, Shares or other consideration not received by a grantee, a grantee shall have no rights greater than those of a general creditor of the Company unless the Administrator shall otherwise expressly determine in connection with any Award or Awards. In its sole discretion, the Administrator may authorize the creation of trusts or other arrangements to meet the Company’s obligations to deliver Shares or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the foregoing sentence.
SECTION 19. GENERAL PROVISIONS
(a)No Distribution. The Administrator may require each person acquiring Shares pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the Shares without a view to distribution thereof.
(b)Delivery of Shares. No certificates will be issued in respect of the Shares unless the Board determines otherwise and instead such Shares shall be recorded in the books of the Company or, as applicable, its share transfer agent, or otherwise as permitted by Applicable Law.

Subject to the foregoing, uncertificated Shares shall be deemed delivered for all purposes when the Company or a share transfer agent of the Company shall have given to the grantee by electronic mail (with proof of receipt) or by United States mail, addressed to the grantee, at the grantee’s last known address on file with the Company, notice of issuance and recorded the issuance in its records (which may include electronic “book entry” records). Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any Shares pursuant to the exercise or settlement of any Award, unless and until the Administrator has determined, with advice of counsel (to the extent the Administrator deems such advice necessary or advisable), that the issuance and delivery of such Shares is in compliance with all Applicable Laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the Shares are listed, quoted or traded and that the Shares are covered by an effective registration statement or applicable exemption from registration. The inability or impracticability of the Company to obtain or maintain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained, and shall constitute circumstances in which the Administrator may determine to amend or cancel Awards pertaining to such Shares, with or without consideration to the grantee. All Shares delivered pursuant to the Plan shall be subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with local, federal, state or non-U.S. jurisdiction, securities or other laws, rules and quotation systems on which the Share is listed, quoted or traded. The Administrator may place legends on any Shares to reference restrictions applicable to the Share. In addition to the terms and conditions provided herein, the Administrator may require that an individual make such reasonable covenants, agreements, and representations as the Administrator, in its discretion, deems necessary or advisable in order to comply with any such laws, regulations, or requirements. The Administrator shall have the right to require any individual to comply with any timing or other restrictions with respect to the settlement or exercise of any Award, including a window-period limitation, as may be imposed in the discretion of the Administrator.
(c)Stockholder Rights. Until a Share is deemed delivered in accordance with Section 19(b), no right to vote or receive dividends or any other rights of a stockholder will exist with respect to Shares to be issued or transferred in connection with an Award, notwithstanding the exercise of a Stock Option or any other action by the grantee with respect to an Award.
(d)Other Compensation Arrangements; No Employment Rights. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of this Plan and the grant of Awards do not confer upon any grantee any right to continued employment or service relationship with the Company or any Subsidiary.
(e)Trading Policy Restrictions. Option exercises and other Awards under the Plan shall be subject to the Company’s insider trading policies and procedures, as in effect from time to time.
(f)Clawback Policy/Recoupment of Awards. All Awards (including any proceeds, gains or other economic benefit actually or constructively received by a grantee upon receipt or exercise of any Award or upon the receipt or resale of any Shares underlying the Award) shall be subject to forfeiture and/or repayment to the Company to the extent and in the manner required (i) to comply with any requirements imposed under Applicable Laws and/or the rules and regulations of the securities exchange or inter-dealer quotation system on which the Shares are listed or quoted, (ii) under the terms of, or to comply with a recoupment obligation arising under, the Atlassian Corporation Compensation Recovery Policy, to the extent applicable to the grantee and (iii) under the terms of any other clawback policy or guideline adopted by the Company (as may be amended from time to time) for reasons related to compliance with Applicable Law, fraud prevention, governance, avoidance of monetary or reputational damage to the Company and its affiliates and/or similar considerations, whether or not such policy or guideline was in place at the time of grant of an Award (and such requirements shall be deemed incorporated into this Plan without the consent of grantee). No recovery of compensation under such a clawback policy or guidelines or under Applicable Law will be an event giving rise to a grantee’s right to voluntarily terminate employment upon a “resignation for good reason” or for a “constructive termination” or any similar term under any plan or agreement with Company or a Subsidiary.
(g)Fractional Shares. Unless otherwise determined by the Administrator, no fractional Shares shall be issued under the Plan, and in its sole discretion, the Administrator may make a cash payment in lieu of any fractional shares.
SECTION 20. EFFECTIVE DATE OF PLAN
This Plan shall become effective on December 2, 2025 (the “Effective Date”), which is the date on which the amendment and restatement of the Plan, as adopted by the Board on September 22, 2025 (the “Board Approval Date”) is approved by the Company’s stockholders. The Plan was originally adopted on December 9, 2015, and was previously amended and restated in connection with the redomicile of the parent holding company of the Atlassian company group from the United Kingdom to the United States, effective as of September 30, 2022.

Unless earlier terminated pursuant to Section 17, the Plan shall remain in effect for a term of 10 years from the Effective Date. Any Awards that remain outstanding at the time of such termination shall continue in full force and effect in accordance with their terms, including the terms of the Plan as in effect on the date of its termination. No grants of Awards may be made hereunder after the tenth anniversary of the Effective Date, provided that no grants of Incentive Stock Options may be made hereunder after the tenth anniversary of the Board Approval Date.

SECTION 21. GOVERNING LAW
This Plan and all Awards and actions taken thereunder shall be governed by, and construed in accordance with, the laws of the State of California, applied without regard to conflict of law principles.
DATE APPROVED BY STOCKHOLDERS: December 2, 2025